UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2024

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2035 Maywill Street
Suite 100
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNSL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Kinsale Capital Group, Inc. (the “Company”) held its 2024 annual meeting of stockholders on May 23, 2024. Results of items presented for voting are listed below.

Proposal 1 - Election of nine directors to serve on the Company’s board of directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Steven J. Bensinger	19,419,197	132,097	12,290	1,571,033
Teresa P. Chia	19,497,508	54,817	11,259	1,571,033
Robert V. Hatcher, III	19,035,361	515,710	12,513	1,571,033
Michael P. Kehoe	18,961,449	590,324	11,811	1,571,033
Anne C. Kronenberg	19,498,641	53,964	10,979	1,571,033
Robert Lippincott, III	18,977,423	574,587	11,574	1,571,033
James J. Ritchie	13,252,339	6,299,533	11,712	1,571,033
Frederick L. Russell, Jr.	19,397,260	154,619	11,705	1,571,033
Gregory M. Share	16,531,681	3,001,959	29,944	1,571,033

Proposal 2 - Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
18,737,519	778,422	47,643	1,571,033

Proposal 3 - Advisory vote on the frequency of advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
19,120,300	7,878	367,983	67,423	1,571,033

Proposal 4 - Approval of an Amendment to the Company's Certificate of Incorporation to include the exculpation of officers.

For	Against	Abstain	Broker Non-Votes
5,112,553	14,424,148	26,883	1,571,033

Proposal 5 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
21,041,010	79,858	13,749

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: May 23, 2024	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer